Exhibit 99.1
420 Lexington Avenue : New York, NY 10170 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2015 RESULTS
•Increases Small Shop Occupancy by 150 Basis Points
•Achieves New Lease Rent Spreads of 50%
•Achieves Same Property NOI Growth of 3.6%
•Increases FFO per Share by 7%
•Board of Directors Now Majority Independent

NEW YORK, JULY 27, 2015 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its results of operations for the second quarter ended June 30, 2015.

Second Quarter 2015 Operating Results

	Three Months Ended
	6/30/2015	6/30/2014	Change
Percent leased	92.5%	92.5%	-
Percent leased: anchors (≥ 10K SF)	96.2%	97.0%	(80) basis points
Percent leased: small shop (< 10K SF)	83.6%	82.1%	+150 basis points
New lease average annualized base rent (“ABR”) / SF	$15.89	$12.52	+26.9%
Total new and renewal lease ABR / SF	$12.49	$11.53	+8.3%
Total rent spread (cash)	16.1%	11.2%	+490 basis points
Portfolio ABR / SF	$12.31	$12.04	+2.2%

“With new lease ABR per square foot of $15.89, 29% above in-place rents, and rent spreads accelerating the past twelve months to reach over 16% this quarter, our investment proposition has never been more apparent. Our same property net operating income (“same property NOI”) growth of 3.6% underscores our outstanding internal growth and the significant mark-to-market opportunity in our portfolio. When combined with our Raising the Bar efforts, we are driving healthy operating fundamentals, with small shop occupancy gaining 150 basis points year-over-year and 40 basis points sequentially,” stated Michael Carroll, Chief Executive Officer.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.225 per common share (equivalent to $0.90 per annum) for the third quarter of 2015.

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

•	The dividend is payable on October 15, 2015 to stockholders of record on October 5, 2015, representing an ex-dividend date of October 1, 2015.
Financial Highlights
FFO

•
For the three months ended June 30, 2015 and June 30, 2014, FFO attributable to stockholders and non-controlling interests convertible into common stock was $149.1 million, or $0.49 per diluted share and $140.1 million, or $0.46 per diluted share, respectively.

•
For the six months ended June 30, 2015 and June 30, 2014 (on an actual and pro forma basis), FFO attributable to stockholders and non-controlling interests convertible into common stock was $288.2 million, or $0.95 per diluted share and $272.7 million, or $0.90 per diluted share, respectively.

•
For the six months ended June 30, 2015, results include the impact of approximately $10.6 million, or ($0.03) per diluted share, of a $9.9 million non-cash, non-recurring charge related to compensation programs prior to the Company’s initial public offering that were based on the selling stockholders returns and $0.7 million of costs related to the prepayment of debt and property acquisition related expenses.  For the six months ended June 30, 2014 (on a pro forma basis), results include the impact of costs related to the prepayment of debt of $3.0 million, or ($0.01) per diluted share.

Net Income

•
For the three months ended June 30, 2015 and June 30, 2014, net income attributable to common stockholders was $54.1 million, or $0.18 per diluted share and $23.5 million, or $0.10 per diluted share, respectively.

•
For the six months ended June 30, 2015 and June 30, 2014 (on an actual and pro forma basis), net income attributable to common stockholders was $84.5 million, or $0.28 per diluted share and $38.9 million, or $0.17 per diluted share, respectively.

Same Property NOI

•
Same property NOI for the three months ended June 30, 2015 increased 3.6% from the comparable 2014 period due to growth in rental income driven by strong leasing spreads as the Company continues to harvest the below-market leases inherent in its portfolio, as well as from operating expense savings.

•	Same property NOI for the first six months of 2015 increased 3.5% from the comparable 2014 period.

Portfolio and Investment Activity
Anchor Space Repositioning / Redevelopment / Outparcel Development

•	During the second quarter, the Company completed seven anchor space repositioning projects and added eight anchor space repositioning projects and three outparcel development projects to its pipeline.

•	At June 30, 2015, the anchor space repositioning / outparcel development pipeline was comprised of 36 projects, the aggregate cost of which is expected to be approximately $93.6 million.

Acquisitions
In June 2015, the Company acquired three assets for an aggregate of $59.2 million totaling approximately 383,000 square feet of GLA. These acquisitions are summarized below:

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

•
On June 10, 2015, the Company acquired a 96,000 square foot Hobby Lobby building at Bardin Place Center, a shopping center owned by the Company and currently being re-anchored with WinCo Foods, in the Dallas, Texas market for approximately $9.3 million. The Company intends to further drive value at the center by downsizing the Hobby Lobby and remerchandising the remaining underutilized space;

•
On June 30, 2015, the Company acquired Webster Square Shopping Center, an 183,000 square foot shopping center in the Boston, Massachusetts market and anchored by Star Market (Albertsons) and Marshalls for approximately $32.0 million. The Company intends to add retail densification to the asset by developing new outparcels, while also marking-to-market below market rents within the property lease structure; and

•
On June 30, 2015, the Company acquired Larchmont Centre, a 104,000 square foot shopping center in the Philadelphia, Pennsylvania market and anchored by ShopRite for approximately $18.0 million, including approximately $7.0 million of assumed mortgage indebtedness. The Company intends to execute an expansion of the ShopRite grocer and drive occupancy with small shop leasing.

Dispositions
During the second quarter of 2015, the Company generated approximately $32.3 million of proceeds through the portfolio sale of three properties and two outparcels. Properties sold include:

•	A 63,000 square foot asset in Davenport, Iowa;

•	A 104,000 square foot asset in Portland, Maine;

•	An 115,000 square foot asset in Brenham, Texas; and

•	Two outparcels in Cleveland, Ohio.

During the first six months of 2015, the Company generated an aggregate of approximately $42.6 million of proceeds through asset sales consistent with the Company’s strategy of disposing of assets when growth has been maximized.

Capital Structure

•	As part of the Company’s ongoing program to reduce secured debt and increase financial flexibility, Brixmor repaid $330 million of secured borrowings during the quarter.

•	At June 30, 2015, the Company had increased its unencumbered asset pool to 56% of its properties from 40% at December 31, 2013.

Corporate Governance

•
On June 8, 2015, Gabrielle Sulzberger, a General Partner of Rustic Canyon/Fontis Partners, L.P., a private equity fund which she co-founded in 2005, and a director of Whole Foods Market, Inc., was appointed as an independent director to the Company’s board of directors. Ms. Sulzberger will also serve on the audit committee of the Board. She brings over ten years of retail experience in the grocery and diversified retail industries, complementing Brixmor’s position as the nation's largest owner of wholly owned grocery-anchored community and neighborhood shopping centers.

•
In addition, consistent with the Company’s and Board’s best-in-class governance practices, effective July 27, 2015, A.J. Agarwal, a Blackstone designee, has resigned from the Company’s board of directors.  As a result of this resignation, the Company’s Board has been reduced to nine directors, with only three Blackstone designees remaining on the Board.  The Company’s Board is now majority independent and fully compliant with NYSE

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

listing standards for Board constituency, earlier than the time frame required under NYSE transition rules for former controlled companies.
Guidance

•	The Company is affirming its previously provided expectations for 2015 earnings and portfolio metrics.

Connect With Brixmor

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

Pro Forma Results
Pro forma results reflect the distribution of 36 properties to certain investment funds affiliated with the Blackstone Group L.P. during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014 for the purpose of the unaudited pro forma consolidated statements of operations. A reconciliation of results of operations to actual results of operations is presented in the attached table.

Conference Call and Supplemental Information
The Company will host a teleconference on Tuesday, July 28, 2015 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 9653366).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on August 12, 2015 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10065720) or via the web through July 28, 2016 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
FFO
FFO is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis. FFO attributable to stockholders and non-controlling interests convertible into common stock is FFO as further adjusted to exclude net income (loss) attributable to non-controlling interests not convertible into common stock. The Company believes FFO attributable to stockholders and non-controlling interests convertible into common stock is a meaningful supplemental measure that is more reflective of its operating performance by excluding FFO attributable to non-controlling interests not convertible into common stock.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

The Company presents FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock as it considers them important supplemental measures of its operating performance and the Company believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock are significant components in understanding and addressing financial performance. A reconciliation of FFO and FFO attributable to non-controlling interests not convertible into common stock to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above-/below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. See page 12 of the Company’s Supplemental Disclosure for a reconciliation of Same property NOI to Net income attributable to common stockholders.

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 519 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its ongoing “Raising the Bar” program which involves strategic leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	6/30/15	12/31/14
Assets
Real estate
Land	$2,008,601	$2,000,415
Buildings and improvements	8,870,376	8,801,834
	10,878,977	10,802,249
Accumulated depreciation and amortization	(1,711,841)	(1,549,234)
Real estate, net	9,167,136	9,253,015
Investments in and advances to unconsolidated joint ventures	5,039	5,072
Cash and cash equivalents	42,735	60,595
Restricted cash	61,163	53,164
Marketable securities	20,034	20,315
Receivables, net of allowance for doubtful accounts of $13,435 and $14,070	169,359	182,424
Deferred charges and prepaid expenses, net	97,923	94,269
Other assets	14,115	13,059
Total assets	$9,577,504	$9,681,913

Liabilities
Debt obligations, net	$5,998,651	$6,022,508
Accounts payable, accrued expenses and other liabilities	636,610	679,102
Total liabilities	6,635,261	6,701,610

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
298,488,602 and 296,552,142 shares outstanding	2,985	2,966
Additional paid in capital	3,257,439	3,223,941
Accumulated other comprehensive loss	(6,136)	(4,435)
Distributions and accumulated losses	(369,194)	(318,762)
Total stockholders' equity	2,885,094	2,903,710
Non-controlling interests	57,149	76,593
Total equity	2,942,243	2,980,303
Total liabilities and equity	$9,577,504	$9,681,913

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Actual Results			Actual Results	Pro Forma	Actual Results
	Three Months Ended			Six Months Ended		Six Months
	6/30/15		6/30/14	6/30/15	6/30/14	Ended 6/30/14

Revenues
Rental income	$244,030		$239,987	$487,600	$477,154	$477,154
Expense reimbursements	65,512		65,655	135,266	134,251	134,251
Other revenues	2,569		2,307	4,538	4,120	4,120
Total revenues	312,111	—	307,949	627,404	615,525	615,525

Operating expenses
Operating costs	30,667		31,889	65,827	66,764	66,764
Real estate taxes	43,974		43,812	88,163	88,246	88,246
Depreciation and amortization	104,441		109,600	212,985	222,820	222,820
Provision for doubtful accounts	2,525		2,980	5,020	5,846	5,846
Impairment of real estate assets	—		—	807	—	—
General and administrative	20,285		19,939	51,000	39,597	39,597
Total operating expenses	201,892	—	208,220	423,802	423,273	423,273

Other income (expense)
Dividends and interest	90		159	184	267	267
Interest expense	(62,158)		(65,953)	(124,722)	(133,919)	(133,919)
Gain on sale of real estate assets	9,224		—	9,224	378	378
Gain (loss) on extinguishment of debt, net	493		(757)	785	(3,033)	(3,033)
Other	(2,811)		(1,969)	(2,995)	(4,130)	(4,130)
Total other expense	(55,162)	—	(68,520)	(117,524)	(140,437)	(140,437)

Income before equity in income of unconsolidated joint ventures	55,057		31,209	86,078	51,815	51,815
Equity in income of unconsolidated joint ventures	110		71	225	204	136
Gain on disposition of investments in unconsolidated joint ventures	—		—	—	—	1,820
Income from continuing operations	55,167	—	31,280	86,303	52,019	53,771

Discontinued operations
Income from discontinued operations	—		18	—	54	4,841
Gain on disposition of operating properties	—		—	—	—	14,426
Income from discontinued operations	—		18	—	54	19,267
Net income	55,167	—	31,298	86,303	52,073	73,038
Net income attributable to non-controlling interests	(1,055)		(7,825)	(1,768)	(13,172)	(34,164)
Net income attributable to common stockholders	$54,112		$23,473	$84,535	$38,901	$38,874

Per common share:
Income from continuing operations:
Basic	$0.18		$0.10	$0.28	$0.17	$0.17
Diluted	$0.18		$0.10	$0.28	$0.17	$0.17
Net income attributable to common stockholders:
Basic	$0.18		$0.10	$0.28	$0.17	$0.17
Diluted	$0.18		$0.10	$0.28	$0.17	$0.17
Weighted average shares:
Basic	298,464		228,978	297,332	228,547	228,547
Diluted	298,994		230,469	304,719	229,907	229,907

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RECONCILIATION OF NET INCOME TO FFO
Unaudited, dollars in thousands, except per share amounts

	Actual Results		Actual Results	Pro Forma	Actual Results
	Three Months Ended		Six Months Ended		Six Months
	6/30/15	6/30/14	6/30/15	6/30/14	Ended 6/30/14

Net income	$55,167	$31,298	$86,303	$52,073	$73,038
Gain on disposition of operating properties	(9,224)	—	(9,224)	(378)	(14,804)
Gain on disposition of unconsolidated joint ventures	—	—	—	—	(1,820)
Depreciation and amortization- real estate related- continuing operations	103,087	109,007	210,277	221,544	221,544
Depreciation and amortization- real estate related- discontinued operations	—	66	—	114	545
Depreciation and amortization- real estate related- unconsolidated joint ventures	21	21	43	41	123
Impairment of real estate assets	—	—	807	—	—
FFO	149,051	140,392	288,206	273,394	278,626
Adjustments attributable to non-controlling interests not convertible into common stock	—	(322)	—	(646)	(5,878)
FFO attributable to stockholders and non-controlling interests convertible into common stock	$149,051	$140,070	$288,206	$272,748	$272,748

FFO per share/OP Unit - diluted	$0.49	$0.46	$0.95	$0.90	$0.90
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,826	304,390	304,730	304,253	304,253

Items that impact FFO comparability
Non-cash, non-recurring charge related to compensation programs prior to the Company's IPO	$—	$—	$(9,875)	$—	$—
Property acquisition expenses	(1,487)	—	(1,487)	—	—
Gain (loss) on extinguishment of debt, net	493	(757)	785	(3,033)	3,041
Total items that impact FFO comparability	$(994)	$(757)	$(10,577)	$(3,033)	$3,041
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)	$(0.03)	$(0.01)	$0.01

Dividends declared per share/OP Unit	$0.225	$0.200	$0.450	$0.400	$0.400
Shares/OP Unit dividends declared	$68,468	$60,846	$136,934	$121,692	$121,692
Share/OP Unit dividend payout ratio (as % of FFO)	45.9%	43.4%	47.5%	44.6%	44.6%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Sub shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

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RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA
STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Six Months Ended 6/30/14
	Actual Results	Adjustments (1)	Pro Forma
Revenues
Rental income	$477,154	$—	$477,154
Expense reimbursements	134,251	—	134,251
Other revenues	4,120	—	4,120
Total revenues	615,525	—	615,525

Operating expenses
Operating costs	66,764	—	66,764
Real estate taxes	88,246	—	88,246
Depreciation and amortization	222,820	—	222,820
Provision for doubtful accounts	5,846	—	5,846
General and administrative	39,597	—	39,597
Total operating expenses	423,273	—	423,273

Other income (expense)
Dividends and interest	267	—	267
Interest expense	(133,919)	—	(133,919)
Gain on sale of real estate assets	378	—	378
Loss on extinguishment of debt, net	(3,033)	—	(3,033)
Other	(4,130)	—	(4,130)
Total other expense	(140,437)	—	(140,437)

Income before equity in income of unconsolidated joint ventures	51,815	—	51,815
Equity in income of unconsolidated joint ventures	136	68	204
Gain on disposition of investments in unconsolidated joint ventures	1,820	(1,820)	—
Income from continuing operations	53,771	(1,752)	52,019

Discontinued operations
Income from discontinued operations	4,841	(4,787)	54
Gain on disposition of operating properties	14,426	(14,426)	—
Income from discontinued operations	19,267	(19,213)	54

Net income	73,038	(20,965)	52,073
Net income attributable to non-controlling interests	(34,164)	20,992	(13,172)
Net income attributable to common stockholders	$38,874	$27	$38,901

Per common share:
Income from continuing operations:
Basic	$0.17	$—	$0.17
Diluted	$0.17	$—	$0.17
Net income attributable to common stockholders:
Basic	$0.17	$—	$0.17
Diluted	$0.17	$—	$0.17
Weighted average number of vested common shares:
Basic	228,547	—	228,547
Diluted	229,907	—	229,907

(1) Reflects the impact associated with the distribution of 36 of the Excluded Properties during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014.

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